As filed with the Securities and Exchange Commission on June 17, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pharmacyclics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	94-3148201
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

995 East Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert W. Duggan
Chairman of the Board and Chief Executive Officer
Pharmacyclics, Inc.
995 East Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam W. Finerman, Esq.
Olshan Grundman Frome Rosenzweig & Wolosky LLP
65 East 55th Street
New York, New York 10022-1106
(212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this Form are pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (Registration Statement No. 333-166988)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
__________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(4)
Debt securities, common stock, preferred stock, warrants to purchase debt securities, common stock or preferred stock, and units
Total	$ 9,510,000(3)	$ $1,104.11 (4)

(1)
Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. There is being registered hereunder such currently indeterminate number or amount of debt securities, common stock, preferred stock, warrants, or any combination thereof, separately or as units, as may from time to time be issued at currently indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

(2)
Represents only the additional amount of securities being registered. Does not include the securities with a proposed maximum aggregate offering price of $100,000,000 previously registered by the Registrant on Registration Statement on Form S-3 (File No. 333-166988) (the “Initial Registration Statement”), as amended, which was declared effective by the Securities and Exchange Commission on June 7, 2010. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate initial offering price of the debt securities, common stock, preferred stock, warrants and units issued under this Registration Statement will not exceed $9,510,000.

(3)
In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $9,510,000 is hereby registered representing no more than 20% of the maximum aggregate offering price of securities remaining available for issuance under the Initial Registration Statement.

(4)
Calculated pursuant to Rule 457(o) under the Securities Act. Represents the registration fee only for the additional amount of securities being registered. The Registrant previously registered securities pursuant to the Initial Registration Statement, for which a registration fee of $7,130 was paid through the application of a fee from a previously unused shelf registration statement pursuant to Rule 415(a)(6) of the Securities Act.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pharmacyclics, Inc. (the “Company”) is filing this Registration Statement (“Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the registration of an aggregate amount of $100,000,000 of securities by the Company pursuant to a Registration Statement on Form S-3 (File No. 333-166988), as amended (the “Initial Registration Statement”), declared effective by the Commission on June 7, 2010. This Registration Statement is being filed solely to register an additional aggregate amount of $9,510,000 of securities of the Company pursuant to Rule 462(b) of the Securities Act. This amount does not exceed 20% of the maximum aggregate offering price of securities remaining available for issuance under the Initial Registration Statement.

Pursuant to Instruction IV.A to Form S-3, the Company hereby incorporates by reference into this Registration Statement the contents of the Initial Registration Statement, including each of the documents filed by the Company with the Commission and incorporated or deemed incorporated by reference therein and all exhibits thereto. The Initial Registration Statement continues and remains effective as to those securities registered thereunder. The required opinions and consents are listed on the exhibit index hereto and filed herewith.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

Exhibit Number	Description

5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Registrant’s Registration Statement on Form S-3, File No. 333-166988).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 17, 2011.

PHARMACYCLICS, INC.

By:	/s/ Robert W. Duggan
Robert W. Duggan
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Duggan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 17, 2011
Robert W. Duggan

/s/ Rainer (Ramses) Erdtmann	VP Finance and Administration and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 17, 2011
Rainer (Ramses) Erdtmann

/s/ Robert F. Booth, Ph.D.	Director	June 17, 2011
Robert F. Booth, Ph.D.

/s/ Gwen A. Fyfe, M.D.	Director	June 17, 2011
Gwen A. Fyfe, M.D.

/s/ Roy C. Hardiman	Director	June 17, 2011
Roy C. Hardiman

/s/ David D. Smith, Ph.D.	Director	June 17, 2011
David D. Smith, Ph.D.

*	Director	June 17, 2011
Minesh P. Mehta, M.D.

*	Director	June 17, 2011
Richard van den Broek

* /s/ Rainer (Ramses) Erdtmann
Rainer (Ramses) Erdtmann By: Rainer (Ramses) Erdtmann, Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Registrant’s Registration Statement on Form S-3, File No. 333-166988).